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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 14, 2005, in to the Registration Statement (Form S-1) and related prospectus of SEACOR Holdings Inc. for the registration of 4,663,895 shares of its common stock.

/s/ ERNST & YOUNG LLP

New Orleans, Louisiana
July 28, 2005

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Consent of Independent Registered Public Accounting Firm